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                                                                   Exhibit 10.41

Rental Contract

between ABB, Edisonstra(beta)e 15, in 68623 Lampertheim and Microfluidics, 30 Ossipee Road, Newton, MA 02464-9101

1. Rental object

1.1

The landlord is the main renter of the factory location, Edisonstra(beta)e 15, 68623 Lampertheim. The ABB Gebaudetechnik AG (building technic AG), Gebaude Management Lampertheim (building management Lampertheim) is responsible for the administration, the management and the renting of the location in Lampertheim.

1.2 We can use the following rooms:

o    2 office rooms             hall 02, second floor              62 m(2)
     restroom, socialroom

o    "storage room"             hall 05, cellar                    70 m(2)
     = lab.
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                                                                   132 m(2)

We have one parking place inside the grounds. We can make use of the employees parking places and there are of course parking places for customers.



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2. Rental capacity, rent, infrastructure- and supplying charges

The landlord rents the rooms including infrastructure, service and supplementary services

2.1 The rent exclusive heating charges/ incidental charges:

o    office rooms               62 m(2)          10,50 DM/m(2)     651,00 DM
     restroom, socialroom

o    "storage room"             70 m(2)          9,80 DM/m(2)      686,00 DM
     = lab., with com-
     pessed air, water,
     sewage and electricity

o    one parking place          1 piece          50,00 DM/piece    50,00 DM
     inside the grounds
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The rental price not including the
heating charges/calculation/incidental charges:                    1.387,00 DM

2.2. Incidental expenses

2.2.1. Infrastructure services and costs (fix incidental charges)

Costs for everything inside the grounds. Ground and building services. For example:


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o    location administration/ additional expenses,
o    mean (basic) taxes and building insurance,
o    availability of the infrastructure inside the grounds,
o    availability of a fire detector, direkt transmission to the fire brigade
o    availability, maintenance and service of the fire extinguisher
o    electrical security check
o    entrance, telephone-, and reception services

basic calculation: building area
                                132 m(2)         2,36 DM/m(2)      311,52 DM

Care of the area and the grounds

Cleaning of streets and gardens inside and outside the grounds including cleaning of the streets and areas in winter when there is a lot of snow.

Basic calculation: building area

                                132 m(2)         0,16 DM/m(2)      21,12 DM
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Incidental expenses, (fix):                                        332,64 DM

2.2.2 Services+Costs (variable incidental charges)

The cleaning of the offices, social and restroom is done every day after 4 o'clock pm. We have our own restroom.


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Basic calculation: building area

                                132 m(2)         1,15 DM/m(2)      151,80 DM

MFIC is allowed to use the cafeteria inside the grounds.ABB has a card-payment system. But there is also a basic price to pay:

Basic calculation: 3 employees                   17,70 DM/employee 53,10 DM
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Basic calculation Services:                                        151,80 DM
                                                                    53,10 DM
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                                                                   204,90 DM

2.2.3 Supplementary services and costs

Maintenance, operation, service and availability consisting of the supply and waste management comprising the power supply and waste line.

-    Electric energy supply basic costs:
     basic calculation: building area
                                132 m(2)         0,35 DM/m(2)      46,20 DM

-    Heating costs, ventilation:
     basic calculation: building area
                                132 m(2)         0,39 DM/m(2)      51,48 DM

-    Water supply, sewage disposal:
     basic calculation: building area
                                132 m(2)         0,13 DM/m(2)      17,16 DM


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-    ISDN telephone, fax and data transmission:
     MFIC can make use to six of ISDN-phones/fax connections basic calculation for six connections:

                                6 con.           35,00 DM/con.     210,00 DM

The actual telephone usage will be charged seperately with the reduced telekom tariff for large companies.

-    MFIC also has to pay for precipitation water discharge.
     basic calculation: building area
                                132 m(2)         0,16 DM/m(2)      21,12 DM

-    Pressurized air supply
     basic calculation: building area
                                70 m(2)          0,25 DM/m(2)      17,50 DM

Where applicable, actual usage will be invoiced separately and added to the basic costs.
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Incidental expenses
Supply and waste management                                        363,46 DM
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2.3 Other services

The following further services can be offered:

- Litter/waste management, exept fur special wastes like chemicals etc.

  Every day when the building will be cleaned and the waste will be disposed of. If necessary, further waste management services can be handled by the landlord. These will be invoiced separately.


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- Mail

  Inside and outside the grounds there are special mail services from ABB, that we can use. Internally there is a mail distribution department. Costs will be charged separately in case this is used by us. If the MFIC wishes to use this service, it will be invoiced depending on actua usage.

- Workshop services

  for the maintenance of the supply and waste management the landlord has special persons who are responsible for service. They have one workshop for electrical maintenance and one workshop for the mechanical costs for engeneering. MFIC can make use of this workshop. This will be charged for separately from case to case.

3. Settlement

3.1

The rent, infrastructure and costs of services as well as the basic price/fix price will be determined the end of the year, corresponding to the building area or the number of employees and will be fixed for the following year. If necessary, quarterly adjustments can be made.

3.2

The consumption / variable costs:

ABB determines the preceding consumption at the end of the year and for the following year the consumption value will be fixed as partpayment/markdown. The value to the real consumption takes part at the end of a half calendar year as a repayment or a credit entry.

At the beginning of this contract the part payment will be estimated and invoiced.


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3.3

The landlord writes all costs for rent, infrastructure and incidental expenses and so on, on one invoice and it has to be paid by MFIC, monthly until the 5 th working day, to the account of the landlord.

3.4

If the monthly rental will not be paid until the 10 th working day, the landlord has the right to invoice interests of the general rate of the Dt. Bundesbank + 4 % from the first day of delay until the amount will be paid.

3.5

The settlement of the workshop services will happen with regard to an order by means of order notes (order notes for maintenance work) of material and time.

Basic costs for 1998 -> one hour -> 76,00 DM


4. Renting

MFIC rents the rooms together with the services. Microfluidics is aware of the area, size and condition of the rental object, as well as its machines and supply and waste management. MFIC accepts the rental object in the condition in which it is after fulfilment of the additional agreement dated the 10th of April 2000 at the beginning of this rental contract on the 1st of July 2000.It is accepted without restriction.

5. Rental time and cancellation

5.1

The rental period beginns on July 1st 2000 and is fixed for a minimum period of three years.


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5.2

If the agreement is not terminated with a six months` notice to the end of the 3 year period, it will go on. Then the rental agreement can be terminated with a six months` notice to the end of each quarter.

6. Premature cancellation of the rental

6.1

The landlord has the right to cancel the rental contract immediately,

a) if MFIC doesn't fulfils the commitments in the contract and the landlord already sent a reminder,

b) if MFIC doesn`t pays the rental price and is more than three month in delay of payment. Then the landlord has to send us a payment reminder, with a deadline of 14 days,

6.2

If the rental finishes with a premature cancellation MFIC has to pay for damages done, if the landlord has to rent his office cheaper the next party.

6.3

If the rental finishes because of a premature cancellation of MFIC`s business has to be paid a down payment of 1.500,00 DM/month until the end of the fixed contracttime of 3 years.


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7. Rental security

7.1

MFIC has to pay a bank guarantee of DM 5.000,00. A Bank guarantee for the three years of fix rental time has to be made on a Bank in Germany.

7.2

If the bank guarantee has to be used, the money has to be replenished on the bank until there are again DM 5.000,00 on the account.

7.3

At the end of the rental the landlord gives back the bank guarantee certificate, acknowledging that all commitments are fulfilled.

8. Value security

8.1 Rent not including heating charges/incidental charges

During the three fixed years the rental price won't be increased.

If the costs of living increase or decrease after the three years of constant renting time, tenter or the landlord can require to make a new measuring rod for the new determination of the rental price. It belongs to the economical relations and the relations on the market in the region, for comparable offices which are for rent.

8.2. Incidental costs

The costs of infrastructure and service will be adapted every year to the development of the statistical Bundesamt (national bureau) for the costs of living. The starting point is the cost of living index from 1999.


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If costs like property rates, insurance and waste line charges change neither
MFIC nor ABB can influence each party is allowed to adapt to the new prices.

The costs of consumption belong to the contracts and bills of the supplying companies which are transmitted from ABB to MFIC without additional charges.

9. Incidental costs, taxes and insurance

9.1

The renter has to take every incidental costs that have to be paid for the maintenance of the office, unless already stated in ,,2".

9.2

MFIC isn`t liable for delivery of natural gas, heating oil, current, water and so on. If there will be a breakdown of these delivery services, the rent has to be reduced.

9.3

All incidental charges are taken into account as in point 2.2.1.

9.4

MFIC has to take over all taxes and private charges and duties for our company.

9.5

MFIC has to pay all incidental costs, taxes and insurances directly to the demanding companies.


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10. Harzardous waste guarantee

Environmental authorities have proofed the object to be free of soil contamination in 1991.

11. Liability

11.1

For the liability of the landlord the legal regulation will be effective.

11.2

MFIC has to conclude a third party insurance for the liability in view of the rental rooms.

11.3

If something wrong will happen to the rental rooms, the landlord is not forced to pay compensation, only if it's his fault. If it's his fault and he has to build the rooms new the contract goes on. But, the renter isn't able to use the rooms or if the rooms can only be used partly because of higher violence, the landlord has to reduce the rental price.

12. Using of the rental rooms, subletting

12.1

MFIC make use to the rooms as agreed in this contract and has to treat the furnishing well.


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12.2

Subletting is only allowed if the landlord gives his written consent. Consent can only be denied for important reasons. A change of owner of a company or the change of the business form will be treated as a

13. Architectural changes

13.1

MFIC can do architectural changes only with the agreement of the landlord. He only doesn't has to agree if there are important reasons why. All architectural changes have to be paid for by MFIC and all risks and dangers are to be accepted by MFIC.

13.2

All changes have to be documented.

13.3

After ending of the contract MFIC has to reestablish all architectural changes and so on. Unless the landlord has approved the architectural changes and these changes don't impair the using of the object. If the landlord leaves the changes, MFIC doesn't has any claim for repayment.

13.4

If MFIC does any architectural or other changes in the time of stay there and the value of the office increases, the landlord has the right to take over this changes after termination of the contract over. But he has to pay for the changes minus a suitable depreciation for the wear.


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14. Maintenance

14.1

We have to keep the rooms clean and take care.

14.2

All damages have to be paid for by renting party.

14.3

The landlord has to look for the buildings and maintenance of the grounds and so on. He has to change and to pay for example for damaged bulbs. MFIC is responsible for regular redecoration in the rooms, like wallpaper, painting of the doors or replacement of floorings. These repairs have to be done by experts with the agreement of the landlord.

14.4

MFIC has to tell, if something gets damaged. If the MFIC doesn`t tell this the landlord and the damage will become bigger, it will have to be paid for by MFIC.

14.5

After termination, MFIC agrees to leave the rooms in a good condition over (redecorated see 14.3).

15. Promotion / advertising

15.1

MFIC can do promotion for the company outside and inside the building, but MFIC has to get permission from the landlord.


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15.2

Renter has to apply for official approval for advertising. After termination of rental agreement the advertisment has to removed.

15.3

This service mentioned in 15.1 and 15.2 can be made by the landlord and renter has to pay for that

16. Entering the rooms by the landlord

16.1

The landlord or persons representing the landlord are allowed to enter the office during the business hours. They have to inform renting party and to arrange an appointment.

16.2

The landlord has the right to enter the office rooms without an appointment for security or other serious reasons.

17. Termination of the rental time

MFIC has to clean the rooms and have to hand them over in good condition.

18. Others

For the assignment of the rights and the duties from this contract MFIC needs the agreement of the landlord. An agreement only can be refused by an important reason.


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18.1

If duties from this contract don't go over to the respective legal successor by law each party of the contract, agrees to leave the commitments to its potential legal successor.

19. Ending

19.1

This contract can only be changed or expanded in writing. If something is missing or any party wants to expand the contract we have to talk to our landlord. We only can change or expand the contract, if the landlord agrees with us.

19.2

If one point of the contract becomes invalid this has no effect on the rest of the contract.

Additional agreements are added; e. g. determination of places for air, water, electricity supply, etc.



Nina Behrens,
Weinheim, den 14. April 2000


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